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                     SECURITIES AND EXCHANGE COMMISSION

                           Washington, D.C. 20549

                                 FORM 8-K

                              CURRENT REPORT


                  Pursuant to Section 13 or 15(d) of the

                     Securities Exchange Act of 1934


Date of Report (Date of earliest event reported) February 14, 1995
                                                 -----------------

                          ENVIRODYNE INDUSTRIES, INC.
            ------------------------------------------------------
            (Exact name of registrant as specified in its charter)



          Delaware                      0-5485         95-2677354
- - -------------------------------       -----------   --------------
(State or other jurisdiction of       (Commission       (I.R.S.
 incorporation or organization)        File No.)        Employer
                                                    Identification
                                                          No.)


701 Harger Road, Suite 190, Oak Brook, Illinois          60521
- - -----------------------------------------------        ----------
   (Address of principal executive offices)            (Zip Code)


Registrant's telephone number, including area code: (708) 571-8800
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                             Page 1 of 3 Pages

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Item 5. - Other Events
          ------------

Envirodyne Industries, Inc. (the "Company") issued a press release on February 14, 1995 announcing that its senior bank lenders have approved an amendment to its credit agreement easing certain financial convenants. The amendment also permanently waives the event of default arising from the ownership by the Malcolm I. Glazer Trust (the "Trust") of more than 30% of the Company's common stock, provided that the Trust's ownership does not later exceed 49% of the Company's common stock.


Item 7. - Financial Statements and Exhibits
          ---------------------------------

        1.    Press release dated February 14, 1995.

        2. Amendment No. 1 and Waiver, dated as of January 24, 1995, by and among Envirodyne Industries, Inc. and certain of its subsidiaries, various financial institutions as lenders, and Bank of America NT & SA and Citicorp North America, Inc. as the agents for such lenders.


                                  SIGNATURES
                                  ----------
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                    ENVIRODYNE INDUSTRIES, INC.
                                    ------------------------------
                                    Registrant


                                     By:  /S/
                                          -------------------------
                                          Stephen M. Schuster
                                          Vice President and
                                            General Counsel


February 15, 1995

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Exhibit No.                Description of Exhibits             Page


     1         Press release dated February 14, 1995.              5

     2         Amendment No. 1 and Waiver, dated as of             6
               January 24, 1995, by and among Envirodyne
               Industries, Inc. and certain of its
               subsidiaries, various financial institutions as lenders, and Bank of America NT & SA and Citicorp North America, Inc. as the agents for such lenders.